EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:
David Almeida
Chief Financial Officer
Axsys Technologies, Inc.
(860) 257-0200
www.axsys.com

AXSYS ANNOUNCES SALE OF PHOTONICS AUTOMATION BUSINESSES

ROCKY HILL, CT — October 31, 2002 — Axsys Technologies Inc. (Nasdaq: AXYS) today announced that it has sold all of the stock of its Automation Engineering subsidiary to an investor group. Automation Engineering was part of Axsys’ Automation Group, which was discontinued in the third quarter of 2002.

The investor group acquiring Automation Engineering includes senior management from Automation Engineering, and has advised Axsys that it intends to continue to operate the business and support all ongoing customer relationships.  Automation Engineering can be reached at (978) 658-1000 or visited on the web at www.aeiboston.com.

Axsys Technologies Inc. is a vertically integrated supplier of precision optical and motion control components and assemblies for high-technology applications, serving the aerospace, defense, semiconductor and graphic arts markets. For more information, contact Axsys Technologies Inc., at www.axsys.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. One can identify these forward-looking statements by the use of the words such as “expect,” “anticipate,” “plan,” “may,” “will,” “estimate” or other similar expressions.  Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially.  Important factors, which could cause actual results to differ materially, are described in Axsys’ reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.